EXHIBIT 99.1

For Further Information:

David A. Crittenden

Chief Financial Officer

dcrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Announces Second Quarter 2014 Earnings Release and Conference Call Dates and Provides Outlook

Warren, MI – June 30, 2014 — Universal Truckload Services, Inc. (NASDAQ: UACL), announced today that it will release second quarter 2014 financial results after the market closes on Thursday, July 24, 2014.

We invite analysts and investors to participate in a conference call on Friday, July 25, 2014 at 10:00 AM ET. During the call, we will discuss Universal’s second quarter 2014 financial performance, the current demand outlook in key markets we serve, and trends impacting our business. Hosting the call will be Scott Wolfe, Chief Executive Officer, Don Cochran, President, and David Crittenden, CFO.

Dial-in details:

Call Toll Free: (866) 622-0924

International Dial-in: +1 (660) 422-4956

Conference ID: 64110930

A replay of the conference will be available two hours after the call through August 21, 2014, by calling (855) 859-2056 (toll free) or +1 (404) 537-3406 (toll) and using conference ID 64110930. Additionally, the call will be available on www.investors.goutsi.com.

Based on information available as of June 30, 2014, management expects to report results for the second quarter of 2014 in the range of $0.43 to $0.47 per diluted share, based on total operating revenues anticipated in a range from $292.0 to $300.0 million. The financial performance outlook, which is in line with current consensus estimates, compares to $0.47 per diluted share for the second quarter of 2013 on operating revenues of $264.2 million. The outlook reflects Universal’s return to more typical operating margins in the second quarter, particularly in our logistics segment, compared to the previous quarter, and favorable pricing trends for our transportation services.

Universal also announced our board of directors has authorized a new stock repurchase program under which we may purchase up to an additional 800,000 shares of the company’s common stock from time to time through the open market in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 or in privately negotiated transactions. As of June 30, 2014, the company had repurchased all 800,000 shares authorized pursuant to a program approved in November 2007.

About Universal

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, Mexico and Canada. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, intermodal, and value-added services.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking statements, such as management’s views with respect to future events and financial performance. Forward-looking statements identify prospective information. They are based on information available at the time and/or management’s good faith belief with respect to future events, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are by nature subject to operational, financial and legal uncertainties and risks, including a number of factors that may cause actual results to differ materially from the expectations described. Such factors include, but are not limited to underlying and seasonal demand trends in key markets we serve, our exposure to cargo loss, accidents and other damage claims resulting from our operations, the costs and potential liabilities related to compliance with or violation of governmental laws and regulations, and challenges associated with our ability to consummate and integrate acquisitions. Additional information about the factors that may adversely affect forward-looking statements is contained in Universal’s Form 10-K for the 2013 fiscal year and other reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.